FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY
     --------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           New Jersey                                   22-1212800
---------------------------------------     -----------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


80 Park Plaza, P.O. Box 570, Newark, New Jersey        07101-0570
-----------------------------------------------        ----------
(Address of principal executive officers)              (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                 Name of each exchange on which
           to be so registered                 each class is to be registered
           -------------------                 ------------------------------
      Public Service Electric and Gas Company
        First and Refunding Mortgage Bonds

      Remarketable Series YY due 2023,     }     New York Stock Exchange, Inc.
        Mandatorily Tendered 2008          }

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               -----------------
                                (Title of Class)

                     Public Service Electric and Gas Company
             ------------------------------------------------------

Item 1.  Description of Registrant's Securities to be Registered.
-------  --------------------------------------------------------

     Debt Securities

     Description of the securities to be registered is set forth under "Description of the New Bonds" in the Prospectus, dated April 21, 1998 and filed with the Securities and Exchange Commission (SEC) under Rule 424 (b) (5) on May 11, 1998, to Registration Statements Nos. 333-27547 and 333-44991 and under "Description of the New Bonds" in the Prospectus Supplement dated May 7, 1998 which was filed with the SEC under Rule 424 (b) (5) on May 11, 1998. (See description of issuance below.) Pursuant to the instruction to Item 1. of Form 8-A, copies of said Prospectus dated April 21, 1998, Prospectus Supplement dated May 7, 1998, and the Supplement to the Prospectus Supplement dated May 7, 1998 and filed with the SEC pursuant to Rule 424(b)(3) on May 14, 1998, are being submitted with the copy of this Form 8-A being filed with the New York Stock Exchange, Inc.

         The following First and Refunding Mortgage Bonds were issued as described below:


Principal Amount    Registration Numbers          Rate     Series     Maturity Date      Issue Date
----------------    -----------------------       -----    ------     -------------      ----------
$250,000,000        333-27547 and 333-44991       6 3/8    YY         2023               5/14/98


Item 2.  Exhibits.
------------------

   Exhibit Number
   --------------

     4 (a) (1)    Indenture  between the Company  and  Fidelity  Union
                  Trust  Company  (now First Union  National  Bank) as
                  Trustee,  dated  August 1, 1924,  securing the First
                  and   Refunding   Mortgage   Bonds,   filed  by  the
                  Registrant's   registration   statement   under  the
                  Securities Exchange Act of 1934, File No. 1-973, effective July 1, 1935 and incorporated herein by this reference thereto.

       4 (a) (2)  Supplemental  Indenture  between the  Registrant and
                  First Union National Bank, Trustee, dated May 1, 1998 providing for the issuance of $250,000,000 principal amount of First and Refunding Mortgage Bonds, Remarketable Series YY due 2023, Mandatorily Tendered 2008.

        99 (a) "Description of the New Bonds" contained in Prospectus dated April 21, 1998 and filed on May 11, 1998 in accordance with Rule 424 (b) (5) and incorporated herein by this reference thereto.

        99 (b) "Description of the New Bonds" applicable to Series YY due 2023 contained in Prospectus Supplement dated May 7, 1998, filed in accordance with Rule 424 (b) (5) on May 11, 1998 and incorporated herein by this reference thereto.



        99 (c) "Description of the New Bonds" applicable to Series YY due 2023 contained in the Supplement to the Prospectus Supplement dated May 7, 1998, filed in accordance with Rule 424 (b) (3) on May 14, 1998 and incorporated herein by this reference thereto.

                                    SIGNATURE
                               -------------------

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                    PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                    By:            ROBERT E. BUSCH
                            -------------------------------
                                   Robert E. Busch
                     Senior Vice President - Finance and Chief Financial Officer

Dated:  May 15, 1998